Exhibit 99.1

MACOM Announces Definitive Agreement to Acquire Mindspeed Technologies

MACOM expects Non-GAAP EPS accretion between $0.15 and $0.20 in fiscal 2014 and between $0.25 and $0.30 in fiscal 2015

Mindspeed intends to sell its wireless business before closing

LOWELL, Mass., November 5, 2013 – M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (MACOM), a leading supplier of high performance RF, microwave, and millimeter wave products, today announced it has entered into a definitive agreement to acquire Mindspeed Technologies, Inc. (NASDAQ:MSPD) (Mindspeed), a leading supplier of semiconductor solutions for communications infrastructure applications, for $5.05 per share in a cash tender offer.

Mindspeed is also in advanced discussions with a potential strategic buyer for its wireless business, which it intends to sell prior to closing of the MACOM transaction.

Highlights of the transaction include:

•	The companies’ combined trailing twelve months (TTM) revenue is approximately $451 million with non-GAAP gross margin of approximately 50%, excluding Mindspeed’s wireless business.

•	Cash transaction valued at $272 million for Mindspeed’s $132 million in TTM revenue (excluding wireless business and non-recurring revenue from sales of intellectual property) and $26 million of cash and cash equivalents at September 27, 2013.

•	MACOM expects substantial annual synergies from reduction in corporate overhead, corporate R&D overhead, SG&A and exiting underperforming businesses.

•	Expected to be immediately accretive to MACOM’s non-GAAP earnings per share with expected non-GAAP EPS accretion between $0.15 and $0.20 per share in fiscal 2014 and between $0.25 and $0.30 per share in fiscal 2015.

•	Positions MACOM to be a global leader in 100G optical networking and expands MACOM’s addressable market, moving from long-haul to data centers and metro markets.

•	Complements MACOM’s current product offerings with a high performance analog (HPA) portfolio of low latency crosspoint switches, integrated optical physical media devices (PMDs) and low power signal conditioners.

•	Diversifies MACOM’s served markets to include Enterprise applications.

•	Expands MACOM’s addressable RF and Microwave market with the addition of high performance Silicon Germanium (SiGe) capability.

•	Complements MACOM’s strong U.S. presence with a broadened customer footprint and strong sales channel in the Asia Pacific region.

Commenting on the transaction, John Croteau, President and Chief Executive Officer stated, “This acquisition will position MACOM as a leading global provider of 100G optical solutions which underscores our growth strategy in commercial communications markets. Our interest in Mindspeed is the company’s high-growth, high-margin HPA business as well as its cash-generating VoIP business. The addition of the HPA portfolio, which consists of the world’s fastest crosspoint switches, ultra low power signal conditioners and industry-leading optical PMDs, aligns well with MACOM’s business model -- offering non-GAAP gross margins approaching 70%, long product life cycles, and sticky customer relationships.”

Mindspeed also has a communications processor business, which currently does not align with MACOM’s long-term strategic focus, and therefore additional options will be explored while continuing to support its customers. Separately, in the event Mindspeed’s wireless business is not sold, it will be restructured and wound down while continuing to support its customers.

Mr. Croteau added, “Mindspeed’s leadership in SiGe-based products, along with its long-held position in enterprise video and metro markets, complements our strong position in long-haul modulator drivers based on Indium Phosphide (InP) and Gallium Arsenide (GaAs) technology. This will position MACOM as a clear leader across all 100G segments, all physical layer products, and all requisite technologies enabling us to capitalize on the expected decade-long build out of the 100G optical market.”

“This acquisition will diversify our served markets to include enterprise applications, while also enabling MACOM to strengthen our core RF and Microwave position with SiGe technology,” continued Mr. Croteau. “The transaction will also broaden our customer footprint and reach, by leveraging Mindspeed’s strong sales channel in Asia, which complements our strength in North America and other regions.”

MACOM estimates that the acquisition will result in substantial synergies from corporate overhead, SG&A, and exit from underperforming businesses. MACOM also expects that the acquisition will be accretive to non-GAAP earnings per share between $0.15 and $0.20 in fiscal 2014 and between $0.25 and $0.30 in fiscal 2015.

MACOM intends to commence a tender offer to purchase each outstanding common share of Mindspeed for $5.05 in cash, without interest, and MACOM will assume certain equity awards held by Mindspeed employees. The transaction value is approximately $272 million in diluted equity value, or $246 million net of Mindspeed’s cash position of approximately $26 million as of September 27, 2013. MACOM expects to finance the acquisition through a combination of cash on hand and its existing undrawn revolving credit facility. The boards of both companies have approved the transaction, which is subject to customary closing conditions and regulatory approvals. MACOM currently expects the transaction to close by the end of calendar 2013.

Barclays acted as exclusive financial advisor and Perkins Coie LLP acted as legal counsel to MACOM.

Conference Call and Slide Presentation Information

MACOM will host a conference call on Tuesday, November 5 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) in conjunction with its fourth quarter and fiscal 2013 earnings conference call. The conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the Investor section of MACOM’s website at http://ir.macomtech.com/. On the call John Croteau, MACOM’s President and Chief Executive Officer, and Conrad Gagnon, MACOM’s Chief Financial Officer, will discuss the proposed acquisition. Investors and analysts are invited to participate on the call. To listen to the live call, please go to the Investor section of MACOM’s website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

When: Tuesday, November 5, 2013

Time: 5:00 p.m. Eastern Time

Dial in: 1-877-837-3908; outside the U.S. +1-973-872-3000

Participant Code: 91211532

Live Webcast: http://ir.macomtech.com/

For those unable to participate during the live broadcast, a replay will be available shortly after the call and will be available on MACOM’s website for 7 days. The replay dial-in number is 1-855-859-2056, and the pass code is 91211532. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt. Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties for approximately 60 days in the Investor Relations section of the Company’s website at http://ir.macomtech.com/

Further details of the transaction are set out in MACOM’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2013.

About MACOM

M/A-COM Technology Solutions Holdings, Inc. (www.macomtech.com) is a leading supplier of high performance RF, microwave, and millimeter wave products that enable next-generation internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including CATV, wireless and optical communications infrastructure, satellite, radar, automotive, industrial, medical, and mobile devices. A pillar of the RF and microwave industry, we thrive on more than 60 years of solving our customers’ most complex problems.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

About Mindspeed Technologies

Mindspeed Technologies, Inc. (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company’s low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company’s high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed’s products are sold to original equipment manufacturers (OEMs) around the globe.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, statements concerning the Mindspeed transaction, including those regarding the potential date of closing of the acquisition, and any potential benefits and synergies, strategic plans, divestitures, restructuring, cost savings, accretion, and financial and business expectations associated with the acquisition, as well as any other statements regarding MACOM’s plans, beliefs or expectations regarding the transaction or its future business or financial results. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements, including the successful closing of the Mindspeed transaction or successful execution of any other divestment or restructuring plans described in this press release. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, costs associated with the merger, tender offer and financing of the Mindspeed transaction; the unsuccessful completion of the tender offer; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction, delays in or inability to complete anticipated divestiture and restructuring activities, failure to achieve expected synergies and other anticipated benefits of the transaction, the potential for weakness or less than expected strength in our catalog business, continued weakness in our Networks market, lower than expected demand in any or all of our four primary end markets or from any of our large OEM customers based on macro-economic weakness or otherwise, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by customers in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN or other solutions offered by us, failures or delays in porting and qualifying GaN process technology to our Lowell, MA fabrication facility, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended June 28, 2013 as filed with the SEC on August 5, 2013. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Notice to Investors

The tender offer for the outstanding shares of common stock of Mindspeed described in this communication has not yet commenced. This press release is for informational purposes only and is not an offer to purchase any shares of Mindspeed or a solicitation of an offer to sell securities. At the time the tender offer is commenced, MACOM will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”) and Mindspeed will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to Mindspeed stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Conrad Gagnon

Chief Financial Officer

P: 978-656-2550

E: Conrad.Gagnon@macomtech.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com